                                                                    EXHIBIT 99.1


                                                                PUBLIC RELATIONS

                                                                   MetLife, Inc.
For Immediate Release                                          One MetLife Plaza
                                                        27-01 Queens Plaza North
                                                      Long Island City, NY 11101

[METLIFE LOGO]

Contacts:       For Media:     John Calagna
                               (212) 578-6252

                For Investors: Tracey Dedrick
                               (212) 578-5140

                  METLIFE ANNOUNCES SECOND QUARTER 2005 RESULTS

           GAINS ON REAL ESTATE SALES CONTRIBUTE TO RECORD NET INCOME
                           PER COMMON SHARE OF $3.02
   REPORTS RECORD OPERATING EARNINGS PER COMMON SHARE OF $1.17, A 16% INCREASE

NEW YORK, July 28, 2005 - MetLife, Inc. (NYSE: MET) today reported second quarter 2005 net income of $2.2 billion, or $3.02 per diluted common share, compared with $954 million, or $1.26 per diluted common share, for the second quarter of 2004.

                                                                              For the three months ended June 30,
                                                                              -----------------------------------
                                                                                  2005                 2004
                                                                                ---------             -------
                                                                      (Dollars in millions, except per common share data)
Net income(1)                                                                   $   2,245             $   954
Net income per diluted common share                                             $    3.02             $  1.26
Operating earnings available to common shareholders(2)                          $     869             $   766
Operating earnings per diluted common share(2)                                  $    1.17             $  1.01
Book value per diluted common share                                             $   35.16             $ 28.23
Book value per diluted common share, excluding accumulated other
  comprehensive income per diluted common share(2)                              $   31.02             $ 25.96

(1) $1.2 billion, net of income taxes, in gains on the sale of real estate are included in net income for the three months ended June 30, 2005.

(2) Operating earnings, operating earnings available to common shareholders, operating earnings per diluted common share and book value per diluted common share (excluding accumulated other comprehensive income per diluted common share) are not calculated based on generally accepted accounting principles ("GAAP"). Information regarding non-GAAP financial measures and the reconciliation to GAAP measures in this press release are provided in the Non-GAAP and Other Financial Disclosures section below, as well as in the tables that accompany this release.

SECOND QUARTER HIGHLIGHTS

- Achieved record quarterly net income of $2.2 billion, which includes $1.2 billion of net investment gains, net of income taxes, from the sale of real estate

- Earned total premiums, fees and other revenues of $7.1 billion, a 13% increase over the prior year period

-     Continued strong investment spreads

"MetLife delivered outstanding results as we achieved record net income and operating earnings available to common shareholders for the second consecutive quarter," said Robert H. Benmosche, chairman and chief executive officer of MetLife, Inc. "Our diverse institutional and retail businesses in the U.S. and abroad continued to deliver strong, top-line results. In addition to leveraging the benefits of the Travelers acquisition, we are well positioned to expand our customer base by offering a variety of financial products, services and solutions that build financial freedom."

Operating earnings available to common shareholders for the second quarter of 2005 were $869 million, or $1.17 per diluted common share, compared with $766 million, or $1.01 per diluted common share, for the prior year period.

SECOND QUARTER SEGMENT OVERVIEW

Reconciliations of segment net income to segment operating earnings available to common shareholders are provided in the tables that accompany this release.

INSTITUTIONAL BUSINESS EARNINGS UP 13%

Institutional Business operating earnings for the second quarter of 2005 were $358 million, compared with $317 million in the prior year period. The improvement in earnings was primarily due to retirement & savings, which experienced strong interest spreads, and the non-medical & health business, which had favorable underwriting results. This was partially offset by a higher than normal level of large group life claims. Operating earnings in the prior year period benefited from a $31 million reduction, net of income taxes, to a previously established premium tax liability in group life.

During the quarter, group life premiums, fees and other revenues grew 8% over the prior year period primarily due to growth from sales, strong retention and favorable renewal activity on large participating business. Retirement & savings net investment income grew 22% compared to the prior year period largely due to higher corporate joint venture income and an increase in the asset base driven by favorable sales, particularly in guaranteed interest contracts and the structured settlement business. Non-medical health premiums, fees and other revenues increased 15% over the prior year period due to continued growth across all product lines, particularly in the disability, long-term care and dental businesses.

INDIVIDUAL BUSINESS EARNINGS UP 28%

Individual Business operating earnings were $278 million in the second quarter of 2005, compared with $217 million in the prior year period. Results in Individual Business were driven primarily by growth in the annuity business and higher interest spreads. Traditional life results reflected the continuing decline in revenues from the company's closed block business while variable/universal life results were up over the prior year period primarily due to growth in the business. Fees for the investment-type products within the annuity business increased by 27% compared with the prior year period. Traditional life first year premiums and deposits were up 11%, driven by higher term life sales. Declines in variable/universal life premiums and deposits were driven by lackluster interest in variable life products and a decrease in high initial premium universal life sales.

AUTO & HOME EARNINGS UP 42%

Auto & Home operating earnings were $101 million in the second quarter of 2005, compared with $71 million in the prior year period. Auto & Home's record results during the quarter benefited from an improved non-catastrophe combined ratio (86.4%), which resulted from lower homeowners claim frequencies, moderate auto claim severity, and favorable claim development related to prior accident years. Catastrophes for the second quarter of 2005 were also unusually low.

INTERNATIONAL EARNINGS UP 22%

International operating earnings were $50 million in the second quarter of 2005, compared with $41 million in the prior year period. Overall business growth in Latin America and Asia contributed to the segment's growth during the quarter.

INVESTMENTS

During the second quarter of 2005, the company completed the sale of One Madison Avenue and 200 Park Avenue in New York City. Combined, the sales resulted in a net investment gain of $1.2 billion, net of income taxes. During the quarter, derivative gains, net of income taxes, of $249 million were primarily related to interest rate and foreign currency movements on positions which did not qualify for hedge accounting. In addition, variable income was at higher than normal levels, primarily from corporate joint ventures.

SUBSEQUENT EVENT

On July 1, 2005, MetLife completed its acquisition of Travelers Life & Annuity and substantially all of Citigroup's international insurance businesses for $11.8 billion. As part of the consideration, the company issued $1 billion in MetLife common stock, valued at $44.57 per common share, to Citigroup.

Earnings Conference Call

MetLife will hold its second quarter earnings conference call and audio Webcast on Friday, July 29, 2005, from 8:00 to 9:00 a.m. (ET). The conference call will be available live via telephone and the Internet. To listen over the telephone, dial (612) 326-1003 (domestic and international callers). To listen to the conference call over the Internet, visit www.metlife.com (through a link on the Investor Relations page).

Non-GAAP and Other Financial Disclosures

MetLife analyzes its performance using non-GAAP measures called operating earnings, operating earnings available to common shareholders and operating earnings per diluted common share. Operating earnings is defined as GAAP net income excluding net investment gains and losses, net of income taxes, adjustments related to net investment gains and losses, net of income taxes, the impact from the cumulative effect of a change in accounting, net of income taxes, and discontinued operations, net of income taxes.

Scheduled settlement payments on derivative instruments not qualifying for hedge accounting treatment are included in operating earnings. Operating earnings available to common shareholders is defined as operating earnings less preferred stock dividends. Operating earnings per diluted common share is calculated by dividing operating earnings by the number of weighted average diluted common shares outstanding for the period indicated. MetLife believes these measures enhance the understanding and comparability of its performance by excluding net investment gains and losses, net of income taxes, and adjustments related to net investment gains and losses, net of income taxes, both of which can fluctuate significantly from period to period, the impact of the cumulative effect of a change in accounting, net of income taxes, and discontinued operations, net of income taxes, thereby highlighting the results from operations and the underlying profitability drivers of the business. Operating earnings, operating earnings available to common shareholders and operating earnings per diluted common share should not be viewed as substitutes for GAAP net income, GAAP net income available to common shareholders and GAAP net income per diluted common share, respectively.

                                                                                        For the three months ended June 30,
                                                                                 -------------------------------------------------
                                                                                         2005                       2004
                                                                                 ---------------------     -----------------------
                                                                                (Dollars in millions, except per common share data)
Net income available to common shareholders                                      $ 2,245     $    3.02     $     954      $   1.26
Net investment (gains) losses, net of income taxes(1)                             (1,439)        (1.94)         (102)        (0.13)
Adjustments related to net investment (gains) losses, net of income taxes(2)          63          0.09           (72)        (0.10)
Discontinued operations, net of income taxes(3)                                        -             -           (14)        (0.02)
                                                                                 -------     ---------     ---------      --------
Operating earnings available to common shareholders                              $   869     $    1.17     $     766      $   1.01
                                                                                 =======     =========     =========      ========

Book value per diluted common share                                              $ 35.16                   $   28.23
Accumulated other comprehensive income per diluted common share                     4.14                        2.27
                                                                                 -------                   ---------
Book value per diluted common share, excluding accumulated other comprehensive
  income per diluted common share                                                $ 31.02                   $   25.96
                                                                                 =======                   =========

(1) Net investment (gains) losses, net of income taxes, includes (gains) losses on sales of real estate and real estate joint ventures related to discontinued operations of $(1,219) million and $(85) million for the three months ended June 30, 2005 and 2004, respectively and excludes (gains) losses of $(8) million and $(14) million for the three months ended June 30, 2005 and 2004, respectively, from scheduled settlement payments on derivative instruments not qualifying for hedge accounting treatment.

(2) Adjustments related to net investment (gains) losses, net of income taxes, include amortization of deferred policy acquisition costs, adjustments to the policyholder dividend obligation and amounts allocable to certain participating contracts.

(3) Excludes (gains) losses on sales of real estate and real estate joint ventures related to discontinued operations.

                                                                                         For the six months ended June 30,
                                                                                 -------------------------------------------------
                                                                                        2005                          2004
                                                                                 ---------------------     -----------------------
                                                                                (Dollars in millions, except per common share data)
Net income available to common shareholders                                      $ 3,232     $    4.35     $   1,552      $   2.04
Net investment (gains) losses, net of income taxes(1)                             (1,418)        (1.91)         (178)        (0.23)
Adjustments related to net investment (gains) losses, net of income taxes(2)          27          0.04           (81)        (0.11)
Cumulative effect of a change in accounting, net of income taxes(3)                    -             -            86          0.11
Discontinued operations, net of income taxes(4)                                     (151)        (0.20)          (18)        (0.02)
                                                                                 -------     ---------     ---------      --------
Operating earnings available to common shareholders                              $ 1,690     $    2.28     $   1,361      $   1.79
                                                                                 =======     =========     =========      ========

(1) Net investment (gains) losses, net of income taxes, includes (gains) losses on sales of real estate and real estate joint ventures related to discontinued operations of $(1,231) million and $(98) million for the six months ended June 30, 2005 and 2004, respectively and excludes (gains) losses of $(24) million and $(23) million for the six months ended June 30, 2005 and 2004, respectively, from scheduled settlement payments on derivative instruments not qualifying for hedge accounting treatment.

(2) Adjustments related to net investment (gains) losses, net of income taxes, includes amortization of deferred policy acquisition costs, adjustments to the policyholder dividend obligation and amounts allocable to certain participating contracts.

(3) The cumulative effect of a change in accounting, net of income taxes, for the six months ended June 30, 2004, is in accordance with AICPA Statement of Position 03-1, Accounting and Reporting by Insurance Enterprises for Certain Non-Traditional Long-Duration Contracts and for Separate Accounts.

(4) Excludes (gains) losses on sales of real estate and real estate joint ventures related to discontinued operations.

This release contains statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to trends in the company's operations and financial results and the business and the products of the company and its subsidiaries, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend" and other similar expressions. Forward-looking statements are made based upon management's current expectations and beliefs concerning future developments and their potential effects on the company. Such forward-looking statements are not guarantees of future performance.

Actual results may differ materially from those included in the forward-looking statements as a result of risks and uncertainties including, but not limited to the following: (i) changes in general economic conditions, including the performance of financial markets and interest rates; (ii) heightened competition, including with respect to pricing, entry of new competitors and the development of new products by new and existing competitors; (iii) unanticipated changes in industry trends; (iv) the company's primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (v) deterioration in the experience of the "closed block" established in connection with the reorganization of Metropolitan Life Insurance Company; (vi) catastrophe losses; (vii) adverse results or other consequences from litigation, arbitration or regulatory investigations; (viii) regulatory, accounting or tax changes that may affect the cost of, or demand for, the company's products or services; (ix) downgrades in the company's and its affiliates' claims paying ability, financial strength or credit ratings; (x) changes in rating agency policies or practices; (xi) discrepancies between actual claims experience and assumptions used in setting prices for the company's products and establishing the liabilities for the company's obligations for future policy benefits and claims; (xii) discrepancies between actual experience and assumptions used in establishing liabilities related to other contingencies or obligations; (xiii) the effects of business disruption or economic contraction due to terrorism or other hostilities; (xiv) the company's ability to identify and consummate on successful terms any future acquisitions, and to successfully integrate acquired businesses with minimal disruption; and (xv) other risks and uncertainties described from time to time in the company's filings with the Securities and Exchange Commission, including its S-1 and S-3 registration statements. The company specifically disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

MetLife, Inc. is a leading provider of insurance and other financial services to millions of individual and institutional customers throughout the United States. Through its subsidiaries and affiliates, MetLife, Inc. offers life insurance, annuities, automobile and homeowner's insurance and retail banking services to individuals, as well as group insurance, reinsurance and retirement and savings products and services to corporations and other institutions. Outside the U.S., the MetLife companies have direct insurance operations in Asia Pacific, Latin America and Europe. For more information, please visit www.metlife.com.

For a copy of MetLife's Quarterly Financial Supplement, please visit www.metlife.com.

                                      # # #

                                  MetLife, Inc.
                        Consolidated Statements of Income
                                    Unaudited
                          (Dollar amounts in millions)

                                                                               Three months ended June 30, Six months ended June 30,
                                                                               --------------------------  -------------------------
                                                                                   2005         2004         2005         2004
                                                                                 ---------     -------     --------     --------
Premiums                                                                          $  6,019     $ 5,337     $ 12,021     $ 10,723
Universal life and investment-type product policy fees                                 814         721        1,605        1,384
Net investment income                                                                3,482       3,082        6,699        6,020
Other revenues                                                                         301         284          600          597
Net investment gains (losses)                                                          333          47          318          163
                                                                                  --------     -------     --------     --------
          Total revenues                                                            10,949       9,471       21,243       18,887
                                                                                  --------     -------     --------     --------

Policyholder benefits and claims                                                     6,238       5,377       12,200       10,852
Interest credited to policyholder account balances                                     820         743        1,615        1,481
Policyholder dividends                                                                 420         420          835          845
Other expenses                                                                       2,008       1,866        3,981        3,717
                                                                                  --------     -------     --------     --------
          Total expenses                                                             9,486       8,406       18,631       16,895
                                                                                  --------     -------     --------     --------

Income from continuing operations before provision for income taxes                  1,463       1,065        2,612        1,992
Provision for income taxes                                                             454         237          804          527
                                                                                  --------     -------     --------     --------
Income from continuing operations                                                    1,009         828        1,808        1,465
Income from discontinued operations, net of income taxes                             1,236         126        1,424          173
                                                                                  --------     -------     --------     --------
Income before cumulative effect of a change in accounting, net of income taxes       2,245         954        3,232        1,638
Cumulative effect of a change in accounting, net of income taxes (4)                     -           -            -          (86)
                                                                                  --------     -------     --------     --------
Net income                                                                           2,245         954        3,232        1,552
Preferred stock dividend                                                                 -           -            -            -
                                                                                  --------     -------     --------     --------
Net income available to common shareholders                                       $  2,245     $   954     $  3,232     $  1,552
                                                                                  ========     =======     ========     ========

OPERATING EARNINGS RECONCILIATION

Net income available to common shareholders                                       $  2,245     $   954     $  3,232     $  1,552
      Net investment gains (losses)                                                  2,225         157        2,204          280
      Minority interest - net investment gains (losses)                                 (2)         (8)         (11)         (16)
      Net investment gains (losses) tax benefit (provision)                           (784)        (47)        (775)         (86)
                                                                                  --------     -------     --------     --------
Net investment gains (losses), net of income taxes (1) (2)                           1,439         102        1,418          178
      Adjustments related to policyholder benefits and dividends                       (86)        116          (16)         147
      Adjustments related to other expenses                                             (9)         (5)         (24)         (22)
      Adjustments related to tax benefit (provision)                                    32         (39)          13          (44)
                                                                                  --------     -------     --------     --------
Adjustments related to net investment gains (losses), net of income taxes (3)          (63)         72          (27)          81
Cumulative effect of a change in accounting, net of income taxes (4)                     -           -            -          (86)
Discontinued operations, net of income taxes (5)                                         -          14          151           18
                                                                                  --------     -------     --------     --------
Operating earnings                                                                     869         766        1,690        1,361
Preferred stock dividend                                                                 -           -            -            -
                                                                                  --------     -------     --------     --------
Operating earnings available to common shareholders                               $    869     $   766     $  1,690     $  1,361
                                                                                  ========     =======     ========     ========

(1) Net investment gains (losses), net of income taxes, includes gains (losses) on sales of real estate and real estate joint ventures related to discontinued operations, of $1,219 million and $1,231 million, respectively, for the three months and six months ended June 30, 2005 and $85 million and $98 million, respectively, for the three months and six months ended June 30, 2004.

(2) Net investment gains (losses), net of income taxes, excludes gains (losses) of $8 million and $24 million, respectively, for the three months and six months ended June 30, 2005 and $14 million and $23 million, respectively, for the three months and six months ended June 30, 2004 from scheduled settlement payments on derivative instruments not qualifying for hedge accounting treatment.

(3) Adjustments related to net investment gains (losses), net of income taxes, includes amortization of deferred policy acquisition costs, adjustments to the policyholder dividend obligation and amounts allocable to certain participating contracts.

(4) The cumulative effect of a change in accounting, net of income taxes, for the six months ended June 30, 2004, is in accordance with AICPA
      Statement of Position 03-1, Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts.

(5) Excludes gains (losses) on sale of real estate and real estate joint ventures related to discontinued operations.

                                  MetLife, Inc.
                              Financial Highlights
                                    Unaudited
            (Dollar amounts in millions, except per common share data
                           or unless otherwise noted)

                                                                          At or for the three months  At or for the six months
                                                                                 ended June 30,          ended June 30,
                                                                               ------------------      ------------------
                                                                                2005        2004        2005        2004
                                                                               ------      ------      ------      ------
Other Financial Data:
  Net income available to common shareholders                                  $2,245      $  954      $3,232      $1,552
  Operating earnings available to common shareholders                          $  869      $  766      $1,690      $1,361
  Total assets under management (billions)                                     $381.4    $  338.0    $  381.4    $  338.0

Individual Business Sales Data:
  Total first year life premiums and deposits                                  $  213      $  273      $  420      $  476
  Variable and Universal life first year premiums
     and deposits (including COLI/BOLI)                                        $  161      $  226      $  321      $  384
  Total annuity deposits                                                       $2,496      $2,882      $5,036      $6,318
  Mutual fund sales                                                            $  916      $  864      $1,870      $1,909

Earnings Per Share Calculation:
  Weighted average common shares outstanding - diluted                          743.1       758.0       742.3       759.4
  Operating earnings available to common shareholders
     per common share - diluted                                                $ 1.17      $ 1.01      $ 2.28      $ 1.79
  Net income available to common shareholders
     per common share - diluted                                                $ 3.02      $ 1.26      $ 4.35      $ 2.04

                                  MetLife, Inc.
                               Balance Sheet Data
            June 30, 2005 (Unaudited) and December 31, 2004 (Audited)
                          (Dollar amounts in millions)

                                                                              At             At
                                                                           June 30,      December 31,
                                                                             2005           2004
                                                                          ---------       ---------
Balance Sheet Data:
  General account assets                                                  $ 291,972       $ 270,039
  Separate account assets                                                    89,459          86,769
                                                                          ---------       ---------
    Total assets                                                          $ 381,431       $ 356,808
                                                                          =========       =========

  Policyholder liabilities (including amounts of closed block)            $ 200,782       $ 194,128
  Short-term debt                                                             1,979           1,445
  Long-term debt                                                              9,304           7,412
  Junior subordinated debt securities underlying common equity units          2,134               -
  Shares subject to mandatory redemption                                        278             278
  Other liabilities                                                          49,324          43,952
  Separate account liabilities                                               89,459          86,769
                                                                          ---------       ---------
    Total liabilities                                                       353,260         333,984
                                                                          ---------       ---------

  Preferred stock, at par value                                                   1               -
  Common stock, at par value                                                      8               8
  Additional paid-in capital                                                 16,974          15,037
  Retained earnings                                                           9,840           6,608
  Treasury stock                                                             (1,733)         (1,785)
  Accumulated other comprehensive income                                      3,081           2,956
                                                                          ---------       ---------
    Total stockholders' equity                                               28,171          22,824
                                                                          ---------       ---------
    Total liabilities and stockholders' equity                            $ 381,431       $ 356,808
                                                                          =========       =========

                                  MetLife, Inc.
        Reconciliations of Net Income Available to Common Shareholders to
              Operating Earnings Available to Common Shareholders
                                    Unaudited
                          (Dollar amounts in millions)

                                                                                        Three months ended       Six months ended
                                                                                              June 30,                June 30,
                                                                                         -----------------       ------------------
                                                                                         2005        2004        2005        2004
                                                                                         -----       -----       -----       -----
Total Institutional Operations
          Net income available to common shareholders                                    $ 607       $ 377       $ 956       $ 687
          Net investment gains (losses), net of income taxes                               273           9         275          73
          Adjustments related to net investment gains (losses), net of income taxes        (24)         51          (1)         40
          Cumulative effect of a change in accounting, net of income taxes                   -           -           -         (60)
                                                                                         -----       -----       -----       -----
          Operating earnings available to common shareholders                            $ 358       $ 317       $ 682       $ 634
                                                                                         =====       =====       =====       =====

Institutional Operations
      Group Life
          Net income available to common shareholders                                    $  80       $ 126       $ 170       $ 220
          Net investment gains (losses), net of income taxes                                 -          (4)        (10)         13
                                                                                         -----       -----       -----       -----
          Operating earnings available to common shareholders                            $  80       $ 130       $ 180       $ 207
                                                                                         =====       =====       =====       =====

      Retirement & Savings
          Net income available to common shareholders                                    $ 431       $ 183       $ 616       $ 353
          Net investment gains (losses), net of income taxes                               237          28         250          60
          Adjustments related to net investment gains (losses), net of income taxes        (10)         20           1          20
          Cumulative effect of a change in accounting, net of income taxes                   -           -           -         (40)
                                                                                         -----       -----       -----       -----
          Operating earnings available to common shareholders                            $ 204       $ 135       $ 365       $ 313
                                                                                         =====       =====       =====       =====

      Non-Medical Health & Other
          Net income available to common shareholders                                    $  96       $  68       $ 170       $ 114
          Net investment gains (losses), net of income taxes                                36         (15)         35           -
          Adjustments related to net investment gains (losses), net of income taxes        (14)         31          (2)         20
          Cumulative effect of a change in accounting, net of income taxes                   -           -           -         (20)
                                                                                         -----       -----       -----       -----
          Operating earnings available to common shareholders                            $  74       $  52       $ 137       $ 114
                                                                                         =====       =====       =====       =====

Total Individual Operations
          Net income available to common shareholders                                    $ 564       $ 246       $ 929       $ 435
          Net investment gains (losses), net of income taxes                               321          32         353          13
          Adjustments related to net investment gains (losses), net of income taxes        (35)         (3)        (20)         18
                                                                                         -----       -----       -----       -----
          Operating earnings available to common shareholders                            $ 278       $ 217       $ 596       $ 404
                                                                                         =====       =====       =====       =====

Individual Operations
      Traditional Life
          Net income available to common shareholders                                    $ 268       $  93       $ 437       $ 164
          Net investment gains (losses), net of income taxes                               223          20         268           5
          Adjustments related to net investment gains (losses), net of income taxes        (22)         (4)         (7)         18
                                                                                         -----       -----       -----       -----
          Operating earnings available to common shareholders                            $  67       $  77       $ 176       $ 141
                                                                                         =====       =====       =====       =====

      Variable & Universal Life
          Net income available to common shareholders                                    $  46       $  29       $  87       $  44
          Net investment gains (losses), net of income taxes                                 9          (5)          1          (2)
          Adjustments related to net investment gains (losses), net of income taxes         (2)          2          (4)          1
          Cumulative effect of a change in accounting, net of income taxes                   -           -           -         (11)
                                                                                         -----       -----       -----       -----
          Operating earnings available to common shareholders                            $  39       $  32       $  90       $  56
                                                                                         =====       =====       =====       =====

      Annuities
          Net income available to common shareholders                                    $ 258       $ 117       $ 408       $ 215
          Net investment gains (losses), net of income taxes                                94          17          95          19
          Adjustments related to net investment gains (losses), net of income taxes        (11)         (1)         (9)         (1)
          Cumulative effect of a change in accounting, net of income taxes                   -           -           -          11
                                                                                         -----       -----       -----       -----
          Operating earnings available to common shareholders                            $ 175       $ 101       $ 322       $ 186
                                                                                         =====       =====       =====       =====

      Other
          Net income (loss) available to common shareholders                             $  (8)      $   7       $  (3)      $  12
          Net investment gains (losses), net of income taxes                                (5)          -         (11)         (9)
                                                                                         -----       -----       -----       -----
          Operating earnings (loss) available to common shareholders                     $  (3)      $   7       $   8       $  21
                                                                                         =====       =====       =====       =====

Total Auto & Home
          Net income available to common shareholders                                    $  98       $  68       $ 174       $ 114
          Net investment gains (losses), net of income taxes                                (3)         (3)         (3)         (3)
                                                                                         -----       -----       -----       -----
          Operating earnings available to common shareholders                            $ 101       $  71       $ 177       $ 117
                                                                                         =====       =====       =====       =====

Auto & Home
      Auto
          Net income available to common shareholders                                    $  65       $  58       $ 108       $  80
          Net investment gains (losses), net of income taxes                                (2)         (3)         (2)         (3)
                                                                                         -----       -----       -----       -----
          Operating earnings available to common shareholders                            $  67       $  61       $ 110       $  83
                                                                                         =====       =====       =====       =====

                                                                                       Three months ended       Six months ended
                                                                                              June 30,                June 30,
                                                                                         -----------------       ------------------
                                                                                         2005        2004        2005        2004
                                                                                         -----       -----       -----       -----
      Homeowners
          Net income available to common shareholders                                    $  32       $  12       $  63       $  34
          Net investment gains (losses), net of income taxes                                (1)          -          (1)          -
                                                                                         -----       -----       -----       -----
          Operating earnings available to common shareholders                            $  33       $  12       $  64       $  34
                                                                                         =====       =====       =====       =====

      Other
          Net income (loss) available to common shareholders                             $   1       $  (2)      $   3       $   -
          Net investment gains (losses), net of income taxes                                 -           -           -           -
                                                                                         -----       -----       -----       -----
          Operating earnings (loss) available to common shareholders                     $   1       $  (2)      $   3       $   -
                                                                                         =====       =====       =====       =====

International
          Net income available to common shareholders                                    $  45       $  70       $ 121       $ 106
          Net investment gains (losses), net of income taxes                                 5          (3)          5          17
          Adjustments related to net investment gains (losses), net of income taxes        (10)         32          (1)         34
          Cumulative effect of a change in accounting, net of income taxes                   -           -           -         (30)
                                                                                         -----       -----       -----       -----
          Operating earnings available to common shareholders                            $  50       $  41       $ 117       $  85
                                                                                         =====       =====       =====       =====

Reinsurance
          Net income available to common shareholders                                    $   6       $  30       $  37       $  59
          Net investment gains (losses), net of income taxes                                (3)         15          12          24
          Adjustments related to net investment gains (losses), net of income taxes          6          (8)         (5)        (11)
          Cumulative effect of a change in accounting, net of income taxes                   -           -           -           5
                                                                                         -----       -----       -----       -----
          Operating earnings available to common shareholders                            $   3       $  23       $  30       $  41
                                                                                         =====       =====       =====       =====